Exhibit 99.1

REAL ESTATE PURCHASE AND SALE AGREEMENT

This REAL ESTATE PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of the _27_ day of _February _, 2013 (the “Effective Date”), by and between AMES NATIONAL CORPORATION (“Seller”), and GILBANE DEVELOPMENT COMPANY, a Rhode Island corporation, and its assigns (“Buyer”).

WITNESSETH THAT:

1.             Purchase and Sale.

a.             Property.  Subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller and Seller agrees to sell to Buyer, all of Seller’s right, title and interest in and to the following:

(i)            Real Estate.  Those certain parcels of real property owned by Seller and commonly known as 2318 Lincoln Way, 2330 Lincoln Way and 2335 Chamberlain Street in Ames, Iowa (Parcel ID Numbers 09-09-200-031, 09-09-200-030, 09-09-200-020, 09-09-200-065 and 09-09-200-040) (the “Land”), together with (A) the privileges, easements and appurtenances pertaining thereto (collectively, the “Appurtenances”), and (B) the buildings, structures, fixtures and other improvements located thereon (the “Improvements”) (the Land, the Appurtenances and the Improvements are collectively referred to in this Agreement as the “Real Estate”).

(ii)           Permits.  To the extent transferable, all warranties, licenses, permits, approvals, development rights, certificates, variances, consents and similar documents evidencing rights relating to the Real Estate, if any, a list of which is attached hereto as Exhibit A (the “Permits”).

(iii)           Leases.  All leases (“Leases”) encumbering the Real Estate shown on Exhibit B attached hereto.  Buyer shall assume all of Sellers obligations under the Leases.

(iv)          Contracts.  To the extent transferable, all other contracts, and agreements relating to the operation, maintenance and ownership of the Real Estate (collectively, the “Contracts”); provided, however, any Contracts not approved by Buyer prior to the expiration of the Inspection Period (as defined below) shall be terminated by Seller, at Seller’s expense, on or before the Closing.  A list of the current Contracts is attached hereto as Exhibit C.

(v)           Other Intangible Property.  All intangible personal property not described above and relating to the Real Estate, including, without limitation, all guaranties and indemnities, plans, specifications, drawings, surveys, engineering and other design products, soils (including borings) tests and reports relating to the Real Estate in Seller’s possession or control (the “Other Intangible Property,” and collectively with the Real Estate,  Permits and Contracts, the “Property”).

2.            Purchase Price.  The purchase price to be paid by Buyer to Seller for the Property shall be One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00) (“Purchase Price”), payable as follows:

a.             Deposit. Within three (3) business days after the Effective Date, Buyer shall deposit in escrow with the Title Company (as defined below), an earnest money deposit of Fifty Thousand and 00/100 Dollars ($50,000.00), to be held in an interest bearing account (together with all interest earned thereon the “Earnest Money”).

b.             Application.   If the transaction contemplated by this Agreement closes, the Earnest Money shall be delivered to Seller at the Closing (as defined below) and credited against the Purchase Price.  In the event the transaction contemplated by this Agreement does not close, the Earnest Money shall be disbursed as provided in this Agreement.  The parties shall execute the Title Company’s standard form of escrow agreement within three (3) days of the deposit of the Earnest Money.

c.             Balance of the Purchase Price.  Buyer shall deliver the balance of the Purchase Price to Seller at the Closing by electronic wire transfer or other immediately available funds, subject to adjustment for credits and pro-rations as set forth in this Agreement.

3.             Inspections.

a.             Seller Deliveries.  Seller has delivered, or will deliver, to Buyer within five (5) days of the Effective Date, to the extent the same are in Seller’s possession or control, copies of all of the items described on Exhibit D attached hereto (collectively, the “Seller Deliveries”). Seller shall have the continuing obligation during the pendency of this Agreement to provide Buyer with any document described in Exhibit D and coming into Seller’s possession or control or produced by or for Seller after the initial delivery of the Seller Deliveries.

b.             Inspection Period.  For the period from the Effective Date to the date ninety (90) days thereafter (the “Inspection Period”), Buyer, and the employees, agents and contractors of Buyer, shall have the right to study and investigate the Property, including, without limitation, the Leases and Seller Deliveries, in a manner deemed necessary by Buyer to determine whether the Property is suitable for Buyer.  In addition to the foregoing, Buyer shall have the right to extend the Inspection Period for an additional thirty (30) days by providing written notice thereof to Seller on or before the expiration of the original Inspection Period.  The term “Inspection Period” shall mean the original Inspection Period plus any such 30-day extension.  Through 11:59 p.m. EST on the last day of the Inspection Period, if the Property is deemed unsuitable to Buyer for any reason whatsoever, Buyer shall have the right to terminate this Agreement by delivering written notice thereof to Seller, in which event the Earnest Money shall be refunded to Buyer and the parties shall have no further right or obligation under this Agreement (except for rights or obligations which expressly survive the termination of this Agreement).  If Buyer shall fail to terminate this Agreement on or before 11:59 p.m. EST on the last day of the Inspection Period, Buyer’s right to terminate this Agreement under this Section 3(b) shall expire and this Agreement shall continue in full force and effect.

c.             Zoning and Site Plan Approval.  During the Inspection Period, Buyer agrees to file an application with the City of Ames for zoning and site plan approval (“Approvals”) permitting construction of multi-family student apartments to serve  Iowa State University students (the “Intended Use”).  The density of unit and beds associated with the Approvals shall be at the discretion of the Buyer.  Buyer agrees to proceed diligently to obtain the Approvals.  Further, Buyer agrees to work with First National Bank during the Approvals process toward a letter of intent for approximately 3,000-4,000 square feet of space on the Land, as redeveloped by Buyer, including a drive-thru as practicable; provided, however, that Buyer shall have no obligation to enter into such a letter of intent if the terms are not economically feasible, in Buyer’s sole discretion, or the development of such space would be detrimental to Buyer’s Intended Use or Buyer’s ability to receive the Approvals.  Seller shall assist Buyer and otherwise reasonably cooperate with Buyer in securing the Approvals; provided, however, that Seller shall not incur any liability or expense in connection therewith.  So long as Buyer has not yet obtained the Approvals, Buyer shall have the continuous right, in Buyer’s discretion, to terminate this Agreement at any time by providing written notice thereof to Seller, in which event this Agreement shall terminate, the remaining Earnest Money shall be returned to Buyer within five (5) days of Seller’s receipt of such notice and the parties shall have no further right or obligation under this Agreement (except for rights or obligations which expressly survive the termination of this Agreement).  Upon Buyer’s receipt of the final and unappealable Approvals, and provided the Inspection Period has expired, the Earnest Money shall be applied to the Purchase Price and non-refundable to Buyer except in the event of a default by Seller under the terms and conditions of this Agreement or the failure of any of the Buyer Closing Conditions to be satisfied or waived in accordance with Section 6, below.

4.             Access and Cooperation.  Buyer and its consultants, agents and representatives shall have the right, throughout the Inspection Period, to enter upon the Real Estate at all reasonable times for the purpose of inspecting the Property and conducting, at Buyer’s sole expense, surveys, tests and studies of the Property, including, without limitation, a Phase 2 environmental study.  Buyer hereby agrees to repair any damage to the Property resulting directly from the exercise of Buyer’s rights under this Section 4 and Buyer shall keep the Real Estate free and clear of any mechanic’s or materialman’s liens in connection therewith; provided, however, that Buyer shall not have any responsibility for the discovery, clean-up or remediation of any environmental contaminant or correction of any building defect discovered or, in the case of environmental contaminants, released, unless (i) the release is related to an environmental contaminate brought onto the Real Estate by Buyer or its agents or contractors; or (ii) Buyer is made aware of the existence of an environmental hazard (e.g. an underground storage tank or asbestos) and the release related to such known hazard is caused by Buyer or its contractors or agents, in the course of Buyer’s due diligence investigations.

5.             Survey and Title Review.

a.             Marketable Title.  At Closing, title to the Property shall be good and marketable, free and clear of all liens, encumbrances, restrictions, easements, claims or liens by contractors, subcontractors, suppliers, and materialmen (but not including any lien arising in connection with Buyer’s inspections), or restrictions of any kind, but specifically excepting the Leases and the Permitted Encumbrances (as hereafter defined).

b.            Objections.  Within forty-five (45) days of the Effective Date, Buyer shall obtain, at Buyer’s expense, (i) a current ALTA title insurance commitment (the “Title Commitment”) for the issuance of an extended coverage owner’s policy of title insurance (the “Title Policy”) to Buyer from a title company selected by Buyer (the “Title Company”), together with copies of all documents constituting exceptions to the title as reflected in the Title Commitment; and (ii) if deemed necessary by Buyer, an updated ALTA survey of the Real Estate in accordance with Buyer’s requirements (the “Survey”).  Buyer shall have until the end of the Inspection Period to examine the Survey and the Title Commitment and to provide written objections to Seller of any objections to title or survey (collectively, the “Objections”).  If Buyer does not timely deliver to Seller the Objections, Buyer shall be deemed to have waived all rights to terminate this Agreement under Sections 5(c) and (d) and shall be deemed to have accepted title and survey without objection except for the Seller Encumbrances (as defined below).  In such event, all Seller Encumbrances must be satisfied by Seller on or prior to the Closing Date or, if not so satisfied, shall be satisfied at Closing out of the proceeds otherwise payable to Seller.  As used herein, the term “Seller Encumbrances” shall mean (1) any mortgage or deed of trust or other monetary lien voluntarily granted or expressly assumed by Seller and encumbering the Property or (2) any and all judgments or mechanic’s or supplier’s liens encumbering the Property arising from work performed or materials furnished at the Property except for any liens arising in connection with Buyer’s inspections of the Property.

c.            Within five (5) days after Seller’s receipt of Buyer’s Objections, Seller shall provide Buyer with written notice of Seller’s unwillingness or willingness to cure any Objection.  If Seller does not deliver notice to Buyer within such five (5) day period that it will cure all Objections (with the failure to deliver notice being deemed a refusal to remove, satisfy or otherwise cure any and all such Objections), Buyer shall be entitled to either: (i) elect to terminate this Agreement by written notice to Seller, in which event the Earnest Money shall be refunded to Buyer and the parties shall have no further right or obligation under this Agreement (except for rights or obligations which expressly survive the termination of this Agreement); or (ii) waive the Objections and continue the transaction contemplated by this Agreement.

d.             To terminate this Agreement pursuant to Section 5(c), Buyer shall give written notice to Seller of Buyer’s election to terminate not later than (i) ten (10) days after receipt of written notice from Seller of Seller’s unwillingness to cure any or all Objections, or (ii) fifteen (15) days after giving timely notice to Seller of Buyer’s Objections if Seller fails to provide Buyer with written notice of its willingness to cure all of Buyer’s Objections.  Subject to Buyer’s additional termination rights under Section 5(e) below, if Buyer fails to give timely notice of its election to terminate, Buyer’s right to terminate this Agreement under Section 5(c) shall expire and the Objections shall be deemed to be “Permitted Encumbrances”.  Moreover, any matter disclosed on the Survey or the Title Commitment which are approved by Buyer in writing, and any Objection that is waived or deemed to have been waived by Buyer, shall be deemed to be a “Permitted Encumbrance”.

e.           Notwithstanding anything to the contrary contained herein, if after the Effective Date title to the Property becomes encumbered by any matter (including, without limitation, an attachment or lis pendens but not including any lien arising in connection with Buyer’s inspections or tax liens for taxes not yet due and owing), Seller shall immediately notify Buyer of the encumbrance and Seller shall use reasonable efforts to correct any such encumbrance prior to Closing.  If, despite such reasonable efforts, Seller does not remove (by bonding or otherwise) any such encumbrance to the reasonable satisfaction of the Buyer on or prior to the Closing Date, then Buyer shall have the option, exercisable by written notice delivered to Seller by 10:00 a.m. on the Closing Date, of either (y) accepting the title as it then is and closing (provided that the amount of any Seller Encumbrance shall be paid out of the sales proceeds), or (z) terminating this Agreement, in which event the Earnest Money shall be returned immediately to Buyer, and thereupon neither party shall have any further obligation or liabilities under this Agreement, except as otherwise stated herein.

6.             Closing Conditions.

a.             Buyer Closing Conditions.  Buyer’s obligations under this Agreement are contingent upon satisfaction or waiver of the following (collectively, the “Buyer Closing Conditions”):

(i)            Buyer shall have received the Approvals required for the Intended Use, and the Approvals shall be final and unappealable.

(ii)           Buyer shall have received all licenses and approvals from all applicable governmental authorities which are required to permit Buyer to develop the Property for the Intended Use, including, without limitation, approval of Buyer’s site plan and preliminary and final subdivision plats, and such approvals shall be final and unappealable.

(iii)          Buyer shall have received all approvals and consents with respect to Buyer’s plans and specifications, site plan and related materials and information which are required pursuant to the provisions of any declaration or restrictions affecting the Property.

(iv)          No lawsuit, appeal or other action shall have been filed by any party, directly or indirectly, involving the Property, including without limitation, any such lawsuit, appeal or other action for the purpose of challenging, contesting or seeking to prohibit, restrain, enjoin or delay any change in zoning or restrictive covenants required to permit development of the Property for the Intended Use in accordance with Buyer’s plans.

(v)           There shall exist no moratorium or other action or directive by any governmental authority which would prohibit, restrain, enjoin or delay Purchaser from construction, or delay Buyer in connection with the development of the Property for the Intended Use in accordance with Buyer’s plans.

(vi)          All of Seller’s representations and warranties shall be true and correct in all material respects and Seller shall have performed all of Seller’s material obligations under this Agreement.

(vii)         There shall be no material and adverse change in the condition of the Property arising after the expiration of the Inspection Period and not caused by Buyer, and no material and adverse defect or encumbrance affecting the title to the Property except those matters accepted in writing by Buyer during the Inspection Period, those matters constituting Permitted Encumbrances and those matters to be satisfied by Seller at Closing.

b.            Failure of a Buyer Closing Condition.  If any of the Buyer Closing Conditions has not been satisfied on or before the Closing Date (or Buyer reasonably determines that any one or more of such conditions will not be satisfied during such period of time), then Buyer may terminate this Agreement by written notice to Seller, in which event this Agreement shall terminate, the Earnest Money shall be refunded to Buyer and the parties shall have no further right or obligation under this Agreement (except for rights or obligations which expressly survive the termination of this Agreement).  Buyer shall have the right to unilaterally waive any Buyer Closing Conditions by written notice to Seller or by proceeding to Closing.

7.             Representations and Warranties of Seller.

a.             Representations and Warranties.  Seller hereby represents and warrants to Buyer that, as of the Effective Date:

(i)            Seller has the full right, power and authority to enter into this Agreement and to consummate the transaction contemplated in this Agreement, including, without limitation, the right, power and authority to convey the Property to Buyer in accordance with the terms and conditions contained in this Agreement, and the consummation of the transaction contemplated by this Agreement will not violate any other agreement to which Seller is a party.

(ii)           No consent of any third party is required in order for Seller to enter into this Agreement and to consummate the transaction contemplated by this Agreement (other than those that have been obtained or will be obtained on or prior to the Closing).

(iii)           Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

(iv)          There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Seller which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

(v)           Seller has delivered to Buyer, or shall deliver within five (5) days of the Effective Date, true, correct and complete copies of all of the Permits and Contracts, Seller has received no notice of default by Seller with respect to the Permits or Contracts, and, to the best of Seller’s knowledge, there is no default by Seller or any third party under the Permits or Contracts nor does a condition exist that would give rise to a Seller or vendor default through the passage of time.

(vi)          There are no service, supply or equipment rental contracts affecting the Real Estate which will survive the Closing.

(vii)         Seller has not received any written notice from any municipal, county, state or other governmental authority of any violations of any statutes, codes, ordinances, rules or regulations with respect to the Property and, to Seller’s knowledge, there are no violations of any statutes, codes, ordinances, rules or regulations with respect to the Property.

(viii)        Seller is not a “foreign person” as that term is defined in Section 1445 of the Internal Revenue Code of 1986, as amended and the regulations promulgated pursuant thereto.

(ix)           Seller has not received any written notice or copy of notice from any governmental agency or official to the effect that any condemnation proceeding is contemplated in connection with the Property.

(x)            Neither the execution, delivery or performance of this Agreement nor compliance herewith (a) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (1) the certificate of organization or other organizational documents of Seller, (2) to Seller’s knowledge, any law or any order, writ, injunction or decree of any court or governmental authority applicable to Seller, or (3) any agreement or instrument to which Seller is a party or by which it, or to its knowledge the Property, is bound or (b) results in the creation or imposition of any lien, charge or encumbrance upon its property pursuant to any such agreement or instrument.

(xi)           Seller has not granted any option agreements or rights of first refusal with respect to the purchase of the Property or any other unexpired rights in favor of third persons to purchase or otherwise acquire the Property or any interest in the Property or any interest in Seller.

(xii)          Seller has no knowledge of, and has received no notice of, any violation of Environmental Laws related to the Real Estate or the presence or release of Hazardous Materials on or from the Real Estate.  Seller has not used the Real Estate or any part thereof for the release, generation, treatment, storage, handling or disposal of any Hazardous Materials in violation of any Environmental Laws.  There are no underground storage tanks located on the Real Estate.  The term “Environmental Laws” includes without limitation the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement, together with their implementing regulations, guidelines, rules or orders as of the date of this Agreement, and all state, regional, county, municipal and other local laws, regulations, ordinances, rules or orders that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials.  The term “Hazardous Materials” includes petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), and any substance, material, waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law.

(xiii)         Seller has not entered into any unrecorded commitments or agreements with any third parties, including any governmental agencies or authorities, affecting the Property that have not been disclosed to Buyer.

(xiv)         No abatement proceedings are pending with reference to any real estate taxes assessed against the Real Estate.  There are no special assessments presently pending or, to Seller’s actual knowledge, proposed by any governmental authority with respect to any portion of the Property.

b.            Breach of Representation and Warranty.  If Seller learns of any actual or alleged material inaccuracy with respect to any representations or warranties made by Seller in this Agreement, Seller shall immediately notify Buyer in writing thereof.  Seller shall, on or before the earlier of the scheduled Closing Date or the date that is ten (10) days after learning of such actual or alleged material inaccuracy, make commercially reasonable efforts to cure such inaccuracy.  Failing such cure by Seller, Seller shall, within the period described in the preceding sentence, notify Buyer in writing of such failure to cure, and, provided such inaccuracy is discovered prior to Closing and is not due to the negligence or misconduct of Seller, Buyer’s sole remedy in such event shall be to elect, on or before the date which is five (5) days after receiving such written notice from Seller, to either (i) waive such breach and continue the transaction contemplated by this Agreement, or (ii) elect to terminate this Agreement by written notice to Seller, in which event the Earnest Money shall be refunded to Buyer and the parties shall have no further right or obligation under this Agreement (except for rights or obligations which expressly survive the termination of this Agreement).  In the event such inaccuracy is discovered after Closing and/or is due to the negligence or misconduct of Seller, Buyer shall, in addition to the foregoing remedies, be entitled to seek damages suffered by Buyer on account of Seller’s breach, including, without limitation, reasonable attorneys’ fees and reimbursement of any and all costs and expenses in connection with Buyer’s inspection of the Property.

c.            Seller’s Knowledge.  For those warranties and representations set forth in this Agreement which are subject to the qualification “to Seller’s knowledge” or similar words or phrases, Seller shall be deemed to have knowledge of a matter if (i) Seller and/or any officer or director of Seller has knowledge of such matter, or (ii) such matter has come, or should reasonably be expected to have come, to the attention of Seller or any officer or director of Seller if such party had conducted a reasonable due diligence review of the Property or the operations related thereto.

8.             Survival of Representations and Warranties of Seller.  The representations and warranties made by Seller in Section 7 of this Agreement shall survive the Closing for a period of one (1) year.

9.             Representations and Warranties of Buyer.

a.             Representations and Warranties.  Buyer hereby represents and warrants to Seller that, as of the Effective Date and as of the Closing Date:

(i)            Buyer is a corporation duly organized and existing and in good standing under the laws of the State of Rhode Island and Buyer or its designee will be duly qualified to transact business in State of Iowa as of the Closing Date.  Buyer has the full right, power and authority to enter into this Agreement and to consummate the transaction contemplated in this Agreement and the consummation of the transaction contemplated by this Agreement will not violate any other agreement to which Buyer is a party.

(ii)           There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Buyer which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

b.            Survival.  The representations and warranties of Buyer shall survive Closing for a period of one (1) year.

10.           Operation of the Property.

a.            After the Effective Date and until the earlier of the termination of this Agreement or the Closing, Seller shall not enter into any contract, lease, declaration or agreement, which will affect the Property without Buyer’s written approval, which approval may be given or withheld in Buyer’s sole discretion.

b.            After the Effective Date and until the earlier of the termination of this Agreement or the Closing, Seller shall not enter into any extensions, expansions, amendments, terminations or other modifications of the terms of any agreements encumbering the Property, including, without limitation, any leases, declaration or protective covenants currently encumbering the Property without Buyer’s written approval, which approval may be given or withheld in Buyer’s sole discretion.

c.            After the Effective Date and until the earlier of the termination of this Agreement or the Closing, Seller shall continue to operate and maintain the Property in the same manner as prior to the Effective Date.  Without limiting the foregoing, Seller shall continue to insure the Property in accordance with Seller’s past practices.

11.           Condemnation/Damage.

a.             In the event of loss or damage to the Property or any portion thereof which is not a Major Loss (as defined below), this Agreement shall remain in full force and effect and Seller shall assign to Buyer all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question at the Closing and there shall  be a reduction to the Purchase Price equal to the amount of any deductible in connection with such loss or damage.  Upon Closing, full risk of loss with respect to the Property shall pass to Buyer.  Notwithstanding the foregoing, Seller shall in any event perform any repairs required to ensure the safety and security of the Property and/or required under Seller’s loan documents to be completed prior to Closing, to which Seller may apply insurance proceeds or condemnation awards (so that the net of the insurance proceeds or condemnation awards actually paid to Seller less the cost of repairs performed by Seller are assigned to Buyer).  In the event any insurance claims or claims with respect to condemnation actions are assigned to Buyer at Closing, Buyer shall reimburse Seller at Closing for the cost of any such repairs completed by Seller.

b.             In the event of a Major Loss, Buyer may elect to terminate this Agreement by written notice to Seller, in which event the Earnest Money shall be refunded to Buyer and the parties shall have no further right or obligation under this Agreement (except for rights or obligations which expressly survive the termination of this Agreement).  If Buyer does not elect to terminate this Agreement within ten (10) days after Buyer’s receipt of Seller’s written notice of the occurrence of the Major Loss, then Buyer shall be deemed to have elected to proceed with the transaction contemplated by this Agreement, in which event Buyer’s right under this Section 11 to terminate this Agreement shall expire, Seller shall assign to Buyer all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question at the Closing and there shall be a reduction to the Purchase Price equal to the amount of any deductible in connection with such Major Loss.  Upon Closing, full risk of loss with respect to the Property shall pass to Buyer.  Notwithstanding the foregoing, Seller shall in any event perform any repairs required to ensure the safety and security of the Property and/or required under Seller’s loan documents to be completed prior to Closing, to which Seller may apply insurance proceeds or condemnation awards (so that the net of the insurance proceeds or condemnation awards actually paid to Seller less the cost of repairs performed by Seller are assigned to Buyer).  In the event any insurance claims or claims with respect to condemnation actions are assigned to Buyer at Closing, Buyer shall reimburse Seller at Closing for the cost of any such repairs completed by Seller.

c.             For purposes of this Section 11, “Major Loss” shall mean: (i) loss or damage to the Property or any portion thereof  such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of loss or damage would be, in the opinion of an architect jointly selected by Seller and Buyer, equal to or greater than $50,000, or (ii) any loss due to a condemnation which, in Buyer’s sole opinion, permanently and materially impairs the current use or the Intended Use of the Property.

12.           Closing.  The closing of the transaction contemplated by this Agreement (the “Closing”) is to occur at the office of the Title Company (or through escrow using the Title Company as escrow agent) on the date sixty (60) days following Buyer’s receipt of the Approvals and the satisfaction of all of Buyer’s Closing Conditions, or such other date agreed to by both Buyer and Seller in writing (the “Closing Date”).

13.           Pro-Rations.  The following are to be apportioned as set forth below:

a.             Taxes.  Real estate taxes, personal property taxes, assessments, impositions and sewer charges with respect to the Property shall be prorated based on the most recent assessment as of the Closing Date.  If, at the time of Closing, the tax rate for the year in which Closing occurs has not been fixed, Seller and Buyer agree to re-prorate taxes upon receipt of the tax rate for the year of Closing and, to the extent taxes for the year of Closing are greater than the amount apportioned at Closing, Seller shall promptly remit payment to Buyer based upon such re-proration and to the extent such taxes are less than the amount apportioned at the Closing, Buyer shall promptly remit payment to Seller based upon such re-proration.  The terms of this Section 13(a)(i) shall survive Closing.

b.             Other.  All other items customarily apportioned in Iowa in connection with the sale of similar properties similarly located shall be prorated as of the Closing Date.

c.             General Principle.  All apportionments described above shall be made in a manner consistent with the principle that the income and expenses of the Property for all periods up to 11:59 p.m. on the day prior to the Closing Date shall be attributable to Seller, and all income and expenses of the Property for all periods commencing on the Closing Date and after such time shall be attributable to Buyer.

d.             Post-Closing Adjustments.  Either party shall be entitled to a post-Closing adjustment for any incorrect pro-ration or adjustment provided written notice thereof is given to the other party within 180 days after the Closing.

e.             Survival.  The provisions of this Section 13 shall survive the Closing for a period of one (1) year.

14.           Closing Deliveries.

a.             Seller’s Deliveries.  At the Closing, Seller shall, upon payment of the Purchase Price, deliver the following to Buyer:

(i)            a special warranty deed (the “Deed”), conveying fee simple title to the Real Estate to Buyer, subject to (A) the Permitted Encumbrances, (B) applicable local, state and federal laws, ordinances and regulations, including but not limited to building restrictions and zoning laws, (C) the lien for non-delinquent real estate taxes and assessments, and (D) the Leases encumbering the Real Estate;

(ii)           Seller’s counterpart to an assignment and assumption agreement assigning Seller’s interest in the Permits, the Contracts, the Leases and the Other Intangible Property in a form reasonably acceptable to Buyer (the “Assignment and Assumption Agreement”);

(iii)          a non-foreign person affidavit;

(iv)          an executed certificate or certificates of Seller as may be required by the Title Company to allow for the deletion of the non-survey standard exceptions to the Title Policy;

(v)           all forms, affidavits and certificates required to be filed in connection with the imposition and/or payment of any and all State, County and local transfer taxes with respect to the transactions contemplated by this Agreement, if any (collectively, the “Conveyance Tax Documents”);

(vi)          delivery to Buyer of originals of the Permits, the Contracts, the Leases and other documents considered part of the Other Intangible Property, if any, in the possession of Seller or Seller’s agents (or copies if originals are not available), and any correspondence with respect thereto; and

(vii)         such other documents as may be required by the terms of this Agreement, or as may reasonably be necessary in order to consummate the transaction contemplated by this Agreement.

b.             Buyer’s Deliveries.  At the Closing, Buyer shall deliver the following to Seller:

(i)            the Purchase Price, subject to any credits or pro-rations provided for in this Agreement;

(ii)           Buyer’s counterpart to the Assignment and Assumption Agreement;

(iii)          the Conveyance Tax Documents; and

(iv)          such other documents as may be required by the terms of this Agreement, or as may reasonably be necessary in order to consummate the transaction contemplated by this Agreement.

c.             Closing Statement.  At the Closing, Seller and Buyer shall each execute a closing statement drafted by the Title Company or another person reasonably acceptable to both Seller and Buyer.

d.             Closing Costs.   Seller shall pay Seller’s attorneys’ fees, recording fees to release any Seller Encumbrances.  Buyer shall pay Buyer’s attorneys’ fees, the cost of  the title insurance premium for the Title Policy and the cost of any endorsements to the Title Policy, the cost of any lender’s policy, the costs of the Survey, if any, all due diligence costs and expenses, and the escrow fees charged by the Title Company.  All other closing costs will be allocated between Buyer and Seller in accordance with customary practice in the City of Ames, Iowa.

15.           Default.

a.             Seller’s Default.  In the event that Seller fails to perform any of its material obligations under this Agreement for any reason other than Buyer’s default or the permitted termination of this Agreement by Seller or Buyer as expressly provided in this Agreement, and Seller does not correct such failure within ten (10) days of Seller’s receipt of notice thereof, Buyer shall be entitled to either (i) elect to terminate this Agreement by written notice to Seller, in which event the Earnest Money shall be immediately refunded to Buyer and the parties shall have no further right or obligation under this Agreement (except for rights or obligations which expressly survive the termination of this Agreement), or (ii) enforce specific performance of Seller’s obligations, in compliance with the terms and conditions hereof; including reasonable attorneys’ fees incurred in connection therewith.  The foregoing provisions and limitations shall not apply to Seller’s obligations under Section 15(c) of this Agreement, with respect to a breach of Seller’s representations and warranties under Section 7 of this Agreement, or with respect to the obligations of Seller which expressly survive the termination of this Agreement or the Closing.

b.             Buyer’s Default.  In the event that Buyer fails to perform any of its obligations under this Agreement for any reason other than Seller’s default or the permitted termination of this Agreement by either Seller or Buyer as expressly provided in this Agreement, and Buyer does not correct such failure within ten (10) days of Buyer’s receipt of notice thereof, Seller shall be entitled, as its sole remedy, to terminate this Agreement and receive the Earnest Money as liquidated damages for the breach of this Agreement, it being agreed between the parties to this Agreement that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Earnest Money is a reasonable estimate thereof.  The foregoing provisions and limitations shall not apply to Buyer’s obligations under Sections 4 and 15(c) of this Agreement, with respect to a breach of Buyer’s representations and warranty under Section 9 of this Agreement or with respect to the obligations of Buyer which expressly survive the termination of this Agreement or the Closing.

c.             Attorneys’ Fees.  In the event legal action is instituted by any party to enforce the terms of this Agreement or which arises out of the execution of this Agreement, the prevailing party in such legal action will be entitled to receive from the other party the prevailing party’s reasonable attorneys’ fees and court costs, including the costs of appeal, as may be determined and awarded by the court in which the action is brought.  The right to attorneys’ fees shall survive the termination of this Agreement or the Closing.

16.           Assignment.  This Agreement may be assigned by Buyer to any entity that is in control of, controlled by or under common control with Buyer, without Seller’s consent or to any other entity subject to Seller’s consent, which shall not be unreasonably withheld; provided, that no such assignment shall release Buyer of its obligations or duties under this Agreement, and that the assignee agrees to be specifically bound by the terms of this Agreement.

17.           Brokers.  Each of Buyer and Seller represent and warrant that they, respectively, have not dealt with any broker, agent, finder or similar party in connection with the transaction contemplated by this Agreement, except for Formations LLC, on behalf of Buyer (the “Broker”).  Buyer shall be responsible for any finder’s fee or similar fees due Formations LLC under a separate agreement.  Each of Buyer and Seller hereby indemnifies, defends and holds harmless the other from any liability, cost or expense (including, without limitation, reasonable attorneys’ fees and costs of enforcement of the foregoing indemnity, whether arising in any underlying action or in the enforcement of this right of indemnification) arising out of the falsity of the foregoing representation by such party.  The provisions of this Section 17 shall survive the Closing or any earlier termination of this Agreement.

18.           Applicable Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Iowa.

19.           Entire Agreement.  This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, oral or written are superseded hereby.

20.           Time of Essence.  Buyer and Seller hereby agree that time is of the essence with regard to the terms and conditions of this Agreement.

21.           Binding Effect.  All of the terms, covenants and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

22.           Notices.  All notices which are required or permitted under this Agreement must be in writing and shall be deemed to have been given, delivered or made, as the case may be (notwithstanding lack of actual receipt by the addressee), (a) when delivered by personal delivery, (b)  one business day after having been deposited with an expedited, overnight courier service, or (c) when delivered by telecopy or facsimile, in each case addressed to the party to whom notice is intended to be given at the address set forth below:

If to Buyer:

Gilbane Development Company
7 Jackson Walkway
Providence, Rhode Island 02903
Attn: Russell Broderick
Via E-Mail: rbroderick@gilbaneco.com

With a copy to:

Molly M. Stolmeier
Gilbane Development Company
5670 Liberton Court
Dublin, Ohio 43107
Via Facsimile: (614) 718-2811
Via E-Mail: mstolmeier@gilbaneco.com

If to Seller:

Thomas H. Pohlman
Ames National
405 5th Street
Ames, Iowa 50010
Via Facsimile: ______________________
Via E-Mail: Tom.Pohlman@AmesNational.com

With a copy to:

Anthony A. Longnecker
Nyemaster Goode, P.C.
700 Walnut, Suite 1600
Des Moines, Iowa 50309
Via Facsimile: (515) 283-3108
Via E-Mail:aal@nyemaster.com

or to such other address as any party may from time to time designate by notice in writing to the other.  The refusal to accept delivery by any party or the inability to deliver any communication because of a changed address of which no notice has been given in accordance with this Section 22 shall constitute delivery.

23.           Waiver.  The failure of either party to exercise any right given hereunder or to insist upon strict compliance with any term, condition or covenant specified herein, shall not constitute a waiver of such party’s right to exercise such right or to demand strict compliance with such term, condition, or covenant.

24.           Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

25.           Amendment.  Neither this Agreement nor any provision hereof may be changed, amended, modified, waived, or discharged either orally or by any course of dealing, but only by an instrument in writing signed by the party against whom enforcement of the change, amendment, modification, waiver or discharge is sought.

26.           Counterparts, Separate Signature Pages and Facsimile Signatures.  This Agreement may be executed in several counterparts, by separate signature pages, and/or by facsimile signatures, each of which may be deemed an original, and all such counterparts, separate signature pages, and facsimile signatures together shall constitute one and the same Agreement.

27.           Calculation of Days.  In the event that any date described in this Agreement for the performance of an action required hereunder by Seller, Buyer and/or the Title Company falls on a Saturday, Sunday or federal legal holiday, such date shall be deemed postponed until the next business day thereafter.

28.           Interpretation.  This Agreement and any related instruments shall not be construed more strictly against one party than against the other by virtue of the fact that initial drafts were made and prepared by counsel for one of the parties, it being recognized that this Agreement and any related instruments are the product of extensive negotiations between the parties hereto and that both parties hereto have contributed substantially and materially to the final preparation of this Agreement and all related instruments.

29.           Exclusivity.  From and after the Effective Date, unless this Agreement is terminated, Seller shall not solicit offers, contract to sell, or otherwise offer to sell any portion of the Property to any third party.

30.           Publicity.  Any announcement to the public of this transaction shall be made only at such time and in such form as Buyer and Seller shall mutually agree, provided that in any event, such disclosure must occur no later than the date required under disclosure rules of the SEC applicable to Seller, with such disclosure to include a public filing with the SEC containing a summary of the terms and conditions of the transaction and accompanied by a copy of this Agreement.  The provision of this Agreement and the filing of applications with various regulatory agencies for approval of the proposed transaction and the publication of notices required by such agencies shall not constitute a public announcement of the transaction for purposes of this Section.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

“BUYER”

GILBANE DEVELOPMENT COMPANY

By:	/s/ Edward T. Broderick
Printed:	Edward T. Broderick
Title:	Executive Vice President

“SELLER”

AMES NATIONAL CORPORATION

By:	/s/ Thomas H. Pohlman
Printed:	Thomas H. Pohlman
Title:	President

Exhibit A

Permits

None

A-1

Exhibit B

Business Property Leases

(Confidential for Privacy Reasons)

Parking Leases

(Confidential for Privacy Reasons)

B-1

Exhibit C

Contracts

None

C-1

Exhibit D

Seller Deliveries

a.           A complete list of all contracts in effect as of the date hereof with respect to the Real Estate and complete copies of all such contracts.

Copies of the leases listed in Exhibit B are appended as Attachments # 1-9

b.           A schedule setting forth the type and amounts of insurance coverage maintained by the Seller with respect to the Real Estate as of the date hereof.

Summary of property and casualty insurance is provided as Attachment #10

c.           Copies of all authorizations, including, without limitation, all permits, authorizations, approvals, orders of conditions, and licenses issued by Governmental Authorities having jurisdiction over the Real Estate, in Seller’s possession or control.

None.

d.           List of all litigation pending against the Property or Seller, which relates to the Property.

None.

e.           Copies of all unrecorded easements, licenses or other encumbrances affecting the Real Estate, of which Seller has knowledge.

None.

f.            Copies of any and all unrecorded covenants, conditions and/or restrictions relating to the Real Estate, of which Seller has knowledge.

None.

g.           Copies of notices of violation of any federal, state or other governmental codes, laws, rules, regulations or ordinances relating to the Property.

None.

h.           Copies of all soil tests, engineering tests, percolation tests, water, oil, gas, mineral, radon, formaldehyde, PCB, ADA or other environmental tests, audits or reports, market studies and site plans related to the Property.

None.

i.            Copies of any title insurance commitments or policies covering the Property and any surveys of all or any portion of the Property.

None.

j.            Copies of receipts for all ad valorem taxes and special assessments assessed against the Property for the current and prior two (2) calendar years and any information regarding current renditions or assessments on the Property or notices relative to change in valuation for ad valorem taxes.

Copies of property tax statements are available at

http://beacon.schneidercorp.com/?site=StoryCountyIA.

D-1

Attachments #1-#9

Confidential for Privacy Reasons.

Attachement #10

Confidential for Privacy Reasons.